Exhibit 99.1

SUSSER PETROLEUM PARTNERS LP

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma combined financial information of Susser Petroleum Partners LP (“SUSP”) reflects the pro forma impacts of multiple transactions, each of which is described in the following sections. Our unaudited pro forma condensed combined balance sheet as of June 30, 2014 and our unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2014 and the year ended December 31, 2013, reflect the following transactions:

•                  the assumed offering of approximately 8.0 million common units for estimated aggregate net proceeds of approximately $389 million based on the last sale price of our common units on October 17, 2014 of $50.21 per common unit (excluding the up to 1.2 million additional common units that may be purchased at the option of the underwriters, and after deducting underwriting discounts and commissions and estimated offering expenses) (“Equity Offering”);

•                  the October 1, 2014 acquisition of Mid-Atlantic Convenience Stores, LLC (“MACS”) from Energy Transfer Partners, L.P. (“ETP”), the owner of our general partner and a 57.8% limited partner interest in us, for total consideration consisting of (i) $556 million in cash, subject to adjustment for working capital, and (ii) 3,983,540 of our common units (the “MACS Acquisition”); and

•                  the pending acquisition of Aloha Petroleum, Ltd (“Aloha”) for cash consideration of $240 million, subject to a post-closing earn-out and certain closing adjustments (the “Aloha Acquisition”).  This pending acquisition was announced on September 25, 2014, and is expected to close during the fourth quarter of 2014.

The unaudited pro forma condensed combined balance sheet gives effect to the MACS Acquisition, the Aloha Acquisition and the Equity Offering as if they had occurred on June 30, 2014; the unaudited pro forma condensed combined statements of operations assume that the MACS Acquisition, the Aloha Acquisition and the Equity Offering were consummated as of the beginning of the respective periods presented. The unaudited pro forma condensed combined balance sheet and condensed combined statements of operations should be read in conjunction with SUSP’s Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent Quarterly Reports on Form 10-Q.

The historical financial information included in the columns entitled “SUSP” was derived from the audited consolidated financial statements included in SUSP’s Annual Report on Form 10-K for the year ended December 31, 2013, and the unaudited consolidated financial statements included in SUSP’s Quarterly Report on Form 10-Q for the six months ended June 30, 2014.  The historical financial information in the columns entitled “MACS” was derived from its audited financial statements for the year ended December 31, 2013 and from its unaudited financial statements for the six months ended June 30, 2014, included in this Current Report on Form 8-K/A as Exhibits 99.2 and 99.3, respectively. The historical financial information included in the columns entitled “Aloha” was derived from its audited financial statements for the year ended December 31, 2013 and from its unaudited financial statements for the six months ended June 30, 2014, included in this Current Report on Form 8-K/A at Exhibits 99.4 and 99.5, respectively.

MACS Acquisition

On September 25, 2014, SUSP entered into a contribution agreement with MACS, ETC M-A Acquisition LLC (“ETC”) and ETP, whereby SUSP agreed to acquire all of the issued and outstanding membership interests of MACS from ETC for $556 million in cash, subject to adjustment for working capital, and 3,983,540 SUSP common units.  SUSP financed the cash portion of the purchase price by utilizing availability under its revolving credit facility.  The MACS Acquisition was completed on October 1, 2014.

ETP acquired MACS in October 2013.  MACS was previously a wholly-owned subsidiary of MACS Holdings, LLC, which is presented as the predecessor company of MACS in the historical financial statements included elsewhere in this Current Report on Form 8-K/A, as MACS and the Variable Interest Entities comprised substantially all of the consolidated assets and operations of MACS Holdings, LLC.  Pro forma adjustments to eliminate the activity of MACS Holdings, LLC are reflected in the following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2013.  The historical financial results of operations for the year ended December 31, 2013 are being presented in this pro forma schedule as a combined amount of the predecessor and successor results for the respective periods.  The separate financial results for the predecessor and successor companies are provided in Exhibit 99.2 to this Current Report on Form 8-K/A.  Adjustments for the predecessor are not required for the six months ended June 30, 2014 or in the unaudited pro forma combined condensed balance sheet as of June 30, 2014, as those statements already reflect only the operations and financial position of MACS.

On May 6, 2014, MACS acquired 40 company operated sites from Tiger Management Group, LLC.  This acquisition is reflected in the unaudited historical condensed balance sheet as of June 30, 2014, and is reflected in the unaudited historical statements of operations for the six months ended June 2014 since the date of acquisition.

SUSP will account for the acquisition of MACS as a transfer of net assets between entities under common control. As such, the MACS assets acquired from ETP will be initially recorded by SUSP at ETP’s historic carrying value, and SUSP will include the activities of MACS in its future financial statements on a retrospective basis, as of the date of common control.  However, since SUSP and MACS only became under common control as of August 29, 2014, subsequent to the date of the historical financial statements presented,  the pro forma condensed combined statements of operations are presented to include the results of operations of MACS from the beginning of the periods presented.

Aloha Acquisition

On September 25, 2014, SUSP and Susser Petroleum Property Company LLC (“Propco”), a wholly owned subsidiary of SUSP, entered into a purchase and sale agreement in which SUSP and Propco agreed to acquire all of the issued and outstanding shares of capital stock of Aloha for total consideration of $240 million in cash, subject to a post-closing earn-out and certain closing adjustments.  Consummation of the Aloha Acquisition is expected to occur during the fourth quarter of 2014 and is subject to customary closing conditions.  SUSP plans to finance the purchase of Aloha by utilizing availability under its revolving credit facility.  SUSP management currently plans to contribute certain assets from Propco to SUSP; however, the impacts of this discretionary management action is not included in the accompanying pro forma combined financial information.

The pro forma adjustments reflect a preliminary purchase price allocation.  The book value for Aloha’s fixed assets is assumed to approximate fair value.  The final allocation of the purchase price is dependent upon certain valuations of the assets and liabilities and other studies that will be initiated once this transaction closes.  Differences between this preliminary purchase price allocation and the final purchase accounting will occur, and these differences could have a material impact on the unaudited pro forma combined financial information.

Equity Offering

Concurrent with the filing of this Current Report on Form 8-K/A, SUSP has filed a preliminary prospectus supplement offering to sell 8.0 million common units representing limited partner interests of SUSP.  SUSP expects to receive net proceeds of approximately $389 million from the Equity Offering, excluding the underwriters’ option to purchase additional common units, and after deducting underwriting discounts and commissions and estimated offering expenses.  SUSP intends to use the net proceeds of this offering to repay indebtedness under our revolving credit facility and for general partnership purposes.

Adjustments for the above-listed transactions on an individual basis are presented in separate columns in the following schedules, and further described in the notes to the unaudited pro forma combined financial statements. Certain information normally included in the financial statements prepared in accordance with GAAP has been condensed or omitted in accordance with the rules and regulations of the SEC. The unaudited pro forma combined financial statements and accompanying notes should be read in conjunction with the historical financial statements and related notes thereto appearing elsewhere herein.

The unaudited pro forma condensed combined financial statements do not purport to be indicative of the results of operations or financial position that we actually would have achieved if the transactions had been consummated on the dates indicated, nor do they project our results of operations or financial position for any future period or date.

SUSSER PETROLUEM PARTNERS LP

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2014

(dollars in thousands except per unit)

	Historical			Pro Forma Adjustments
	SUSP	MACS	Aloha	MACS		Aloha		Equity Offering		Pro Forma Combined
ASSETS:
Cash and cash equivalents	$6,769	$45,661	$26,191	$—		$(33,800)	(d)	$—		$52,475
						240,000	(e)
						(232,346)	(f)
Accounts receivable, net of allowance	74,212	17,410	18,263	—		—		—		109,885
Accounts receivable affiliates	51,727	356	—	—		—		—		52,083
Inventories, net	38,971	15,530	23,039	—		—		—		77,540
Other current assets	710	1,533	5,205	—		—		—		7,448
Total current assets	172,389	80,490	72,698	—		(26,146)		—		299,431
Property and equipment, net	239,590	478,307	92,154	—		—		—		810,051
Goodwill	22,823	107,781	23,235	—		127,836	(f)	—		281,675
Intangible assets, net	24,292	95,658	8,058	—		3,058	(f)	—		131,066
Other noncurrent assets	259	11,475	1,625	49,677	(a)	(664)	(d)	—		62,372
Total Assets	$459,353	$773,711	$197,770	$49,677		$104,084		$—		$1,584,595
LIABILITIES AND PARTNERS’ EQUITY:
Accounts payable and accrued liabilities	$141,424	$28,774	$21,733	$—		$—		$—		$191,931
Affiliated payable affiliates	—	3,043	—	—		—		—		3,043
Current maturities of long-term debt	525	12,860	7,100	—		(7,100)	(d)	—		13,385
Current maturities of capital leases	—	271	—	—		—		—		271
Other current liabilities	—	694	—	—		—		—		694
Total current liabilities	141,949	45,642	28,833	—		(7,100)		—		209,324
Revolving line of credit	232,240	—	—	556,000	(a)	240,000	(e)	(388,880)	(g)	639,360
Long term debt	3,536	172,509	26,700	—		(26,700)	(d)	—		176,045
Capital leases	—	3,283	—	—		—		—		3,283
Other noncurrent liabilities	2,399	14,204	32,056	—		8,065	(f)	—		56,724
Total liabilities	380,124	235,638	87,589	556,000		214,265		(388,880)		1,084,736
Noncontrolling interest	—	(7,154)	—	—		—		—		(7,154)
Stockholders equity	—	—	110,181	—		(664)	(d)	—		—
						(109,517)	(f)
Partners’ equity	79,229	545,227	—	(506,323)	(a)	—		388,880	(g)	507,013
Total Liabilities and Partners’ Equity	$459,353	$773,711	$197,770	$49,677		$104,084		$—		$1,584,595

SUSSER PETROLUEM PARNTERS LP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR SIX MONTHS ENDED JUNE 30, 2014

(dollars in thousands except per unit)

	Historical			Pro Forma Adjustments
	SUSP	MACS	Aloha	MACS		Aloha		Equity Offering		Pro Forma Combined
Revenues:
Merchandise sales	$—	$59,474	$22,832	$—		$—		$—		$82,306
Motor fuel sales	2,580,780	728,285	332,821	(32,249)	(h)	(41,241)	(h)	—		3,568,396
Other Income	11,832	13,513	9,865	—		—		—		35,210
Total revenues	2,592,612	801,272	365,518	(32,249)		(41,241)		—		3,685,912
Cost of Sales:
Merchandise	—	43,426	16,550	—		—		—		59,976
Motor fuel	2,546,503	693,257	302,728	(32,249)	(h)	(41,241)	(h)	—		3,468,998
Other	1,786	—	1,117	—		—		—		2,903
Total Cost of Sales	2,548,289	736,683	320,395	(32,249)		(41,241)		—		3,531,877
Gross Profit	44,323	64,589	45,123	—		—		—		154,035
Operating Expenses:
Selling, general and administrative	14,570	26,263	30,526	—		—		—		71,359
Loss (gain) on disposal of assets and impairment charge	(36)	259	—	—		—		—		223
Depreciation, amortization and accretion	6,659	16,537	5,867	—		102	(f)	—		29,165
Acquisition transaction costs	—	614	211	(614)	(b)	(211)	(f)	—		—
Total operating expenses	21,193	43,673	36,604	(614)		(109)		—		100,747
Income from operations	23,130	20,916	8,519	614		109		—		53,288
Other income (expense):
Interest expense, net	(3,276)	(4,635)	(1,682)	(5,983)	(a)	1,682	(d)	4,184	(g)	(12,292)
						(2,582)	(e)
Other miscellaneous	—	(498)	—	—		—		—		(498)
Total other income (expense)	(3,276)	(5,133)	(1,682)	(5,983)		(900)		4,184		(12,790)
Income (loss) before income tax	19,854	15,783	6,837	(5,369)		(791)		4,184		40,498
Income tax (expense) benefit	(127)	—	(2,629)	72	(c)	—		—		(2,684)
Net Income	19,727	15,783	4,208	(5,297)		(791)		4,184		37,814
Less: Net income attributable to noncontrolling interest	—	(1,619)	—	—		—		—		(1,619)
Net income attributable to Susser Petroleum Partners	$19,727	$14,164	$4,208	$(5,297)		$(791)		$4,184		$36,195
Net income per limited partner unit:
Common - basic	$0.90									$1.07
Common - diluted	$0.89									$1.07
Subordinated - (basic and diluted)	$0.90									$1.07
Weighted average limited partner units outstanding (diluted):
Common units - public	10,965,066							8,000,000	(g)	18,965,066
Common units - affiliated	79,308			3,983,540	(a)					4,062,848
Subordinated units - affiliated	10,939,436									10,939,436

SUSSER PETROLUEM PARNTERS LP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR TWELVE MONTHS ENDED DECEMBER 31, 2013

(dollars in thousands except per unit)

	Historical			Pro Forma Adjustments
	SUSP	MACS	Aloha	MACS			Aloha			Equity Offering		Pro Forma Combined
Revenues:
Merchandise sales	$—	$97,219	$45,074	$—			$—			$—		$142,293
Motor fuel sales	4,476,908	1,384,457	702,345	(46,696	)(h)		(99,077	)(h)		—		6.417.937
Other Income	15,671	26,700	19,654	—			—			—		62,025
Total revenues	4,492,579	1,508,376	767,073	(46,696)			(99,077)			—		6,622,255
Cost of Sales:
Merchandise	—	72,126	32,291	—			—			—		104,417
Motor fuel	4,419,004	1,329,890	635,205	(46,696	)(h)		(99,077	)(h)		—		6,238,326
Other	2,611	—	2,431	—			—			—		5,042
Total Cost of Sales	4,421,615	1,402,016	669,927	(46,696)			(99,077)			—		6,347,785
Gross Profit	70,964	106,360	97,146	—			—			—		274,470
Operating Expenses:
Selling, general and administrative	21,015	45,699	60,994	(142)		(b)	—			—		127,566
Loss (gain) on disposal of assets and impairment charge	324	1,511	—	—			—			—		1,835
Depreciation, amortization and accretion	8,687	18,138	8,224	—			204		(f)	—		35,253
Acquisition transaction costs	—	6,555	—	(6,555)		(b)	—			—		—
Total operating expenses	30,026	71,903	69,218	(6,697)			204			—		164,654
Income from operations	40,938	34,457	27,928	6,697			(204)			—		109,816
Other income (expense):
Interest expense, net	(3,471)	(24,826)	(3,288)	(11,965)		(a)	3,288		(d)	8,369	(g)	(37,058)
							(5,165)		(e)
Other miscellaneous	—	(1,426)	—	—			—			—		(1,426)
Total other income (expense)	(3,471)	(26,252)	(3,288)	(11,965)			(1,877)			8,369		(38,484)
Income (loss) before income tax	37,467	8,205	24,640	(5,268)			(2,081)			8,369		71,332
Income tax (expense)benefit	(440)	—	(9,192)	4,079		(c)	—			—		(5,553)
Net Income	37,027	8,205	15,448	(1,189)			(2,081)			8,369		65,779
Less: Net income attributable to noncontrolling interest	—	(2,816)	—	—			—			—		(2,816)
Net income attributable to Susser Petroleum Partners	$37,027	$5,389	$15,448	$(1,189)			$(2,081)			$8,369		$62,963
Net income per limited partner unit:
Common - basic	$1.69											$1.86
Common - diluted	$1.69											$1.86
Subordinated - (basis and diluted)	$1.69											$1.86
Weighted average limited partner units outstanding (diluted):
Common units - public	10,928,198									8,000,000	(g)	18,928,198
Common units - affiliated	36,060			3,983,540		(a)						4,019,600
Subordinated units - affiliated	10,939,436											10,939,436

SUSSER PETROLEUM PARTNERS LP

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information presented above gives effect to multiple transactions. The unaudited pro forma condensed combined balance sheet gives effect to the MACS Acquisition, the  Aloha Acquisition and the Equity Offering as if these transactions had been consummated on June 30, 2014. The unaudited pro forma condensed combined statements of operations give effect to the MACS Acquisition, the Aloha Acquisition and the Equity Offering as if all of these transactions had been consummated as of the beginning of the respective periods presented.

(a)  To reflect the acquisition of MACS from ETP as follows:

•                  To reflect the issuance of 3,983,540 SUSP common units in exchange for the net assets acquired of $545.2 million.

•                  To reflect the elimination of historic partners’ equity of $545.2 million.

•                  To reflect the cash payment of $556 million for the net assets acquired as a deemed distribution.

•                  To reflect the estimated $49.7 million deferred income tax impact resulting from the transfer of certain acquired MACS assets to SUSP’s wholly-owned subsidiary Propco.

•                  To reflect a $556 million draw on our revolving credit facility to finance the cash payment made to ETP.  Interest of the revolving credit facility is calculated based on a variable rate.  The initial borrowing rate of 2.152% is assumed for the entire period presented.

The net adjustment to partners’ equity is comprised of the following adjustments (in millions):

Eliminate historic partners’ equity	$(545.2)
Issuance of units in exchange for net assets acquired	545.2
Deemed distribution	(556.0)
Record deferred income tax	49.7
Net adjustment to partners’ equity	$(506.3)

(b)         To eliminate operations attributed to MACS Holdings, LLC (predecessor company of MACS) and acquisition costs related to ETP’s purchase of MACS in October 2013, as they do not have a continuing impact on SUSP’s results of operations.

(c)          To reflect the income tax provision for the estimated portion of MACS operations that will be included in Propco’s results of operations, at an estimated combined federal and state statutory tax rate of 39.6%.

(d)         To reflect Aloha’s debt repayment required prior to closing of the Aloha Acquisition, as required by the purchase and sale agreement, including related interest expense and $0.7 million of unamortized loan costs which is charged to equity.  The amount of outstanding debt as of June 30, 2014 was $33.8 million.   The cash balance at June 30, 2014 is insufficient to pay off the debt and maintain and agreed $45 thousand cash at closing, resulting in a $7.7 million cash deficit which is deducted from the purchase price.   Interest expense related to Aloha’s historic debt was $3.3 million and $1.7 million for the year ended December 31, 2013 and six months ended June 30, 2014, respectively.

(e)          To reflect proposed funding of Aloha Acquisition with a $240 million draw on our revolving credit facility.  Assumed interest rate of 2.152%, reflecting our 30-day LIBOR borrowing cost as of October 10, 2014, resulting in interest expense of $5.2 million and $2.6 million for the year ended December 31, 2013 and six months ended June 30, 2014, respectively.   A 1/8% change in the interest rate would impact annual interest expense by $0.3 million.

(f)           To reflect the acquisition of Aloha by Propco as follows:

•                  To reflect cash consideration paid of $240 million, less the $7.7 million required to complete the debt pay off.

•                  To reflect preliminary purchase price allocation, including estimated value of earn-out liability, which will be calculated as 50% of the amount by which certain gross profits of Aloha exceed a threshold amount each year through December 31, 2022.  An estimated value for trade name is included in intangible assets, and assumed to be amortized over 15 years.  A deferred income tax liability related to intangible assets is included in other noncurrent liabilities.

Following is the preliminary purchase price allocation for Aloha (in millions):

Total current assets	$38.8
Property, plant and equipment	92.2
Goodwill	151.1
Intangible assets	10.5
Other assets	1.6
Total assets	294.2
Total current liabilities	21.7
Deferred income taxes	13.2
Other non-current liabilities	27.0
Total liabilities	61.9
Total consideration to be paid	$232.3

(g)          To reflect the proposed equity offering of 8.0 million common units at an assumed price of $50.21 per unit, before discounts, commissions and other expenses.  Estimated net proceeds of $388.9 million are assumed to reduce borrowings on SUSP’s revolving credit facility, a portion of which was used to finance the MACS Acquisition.  Interest savings were calculated at our current revolver borrowing rate of 2.152%.

(h)         To conform the MACS and Aloha accounting policies for the presentation of motor fuel taxes as gross in motor fuel sales and motor fuel cost of sales, to SUSP’s accounting policy to present motor fuel taxes net in motor fuel sales and motor fuel cost of sales.